EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.001 per share, of MeridianLink, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 4, 2022

Thoma Bravo UGP, LLC

/s/ Arthur J. Rohde
Name: Arthur J. Rohde
Title: Authorized Signatory

Thoma Bravo Discover Fund, L.P.

By: Thoma Bravo UGP, LLC
Its: Ultimate General Partner

/s/ Arthur J. Rohde
Name: Arthur J. Rohde
Title: Authorized Signatory

Thoma Bravo Discover Fund A, L.P.

By: Thoma Bravo UGP, LLC
Its: Ultimate General Partner

/s/ Arthur J. Rohde
Name: Arthur J. Rohde
Title: Authorized Signatory

Thoma Bravo Discover Fund II, L.P.

By: Thoma Bravo UGP, LLC
Its: Ultimate General Partner

/s/ Arthur J. Rohde
Name: Arthur J. Rohde
Title: Authorized Signatory

Thoma Bravo Discover Fund II-A, L.P.

By: Thoma Bravo UGP, LLC
Its: Ultimate General Partner

/s/ Arthur J. Rohde
Name: Arthur J. Rohde
Title: Authorized Signatory

Thoma Bravo Discover Executive Fund II, L.P.

By: Thoma Bravo UGP, LLC
Its: Ultimate General Partner

/s/ Arthur J. Rohde
Name: Arthur J. Rohde
Title: Authorized Signatory